UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2017 (June 27, 2017)

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On June 27, 2017, Mark D. Smith resigned from the Board of Directors (the “Board”) of Alon USA Energy, Inc. (the “Company”) effective immediately. Mr. Smith’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 28, 2017, the Company held a special meeting of the Company’s stockholders (the “Special Meeting”) to consider and vote on proposals to: (i) adopt the Agreement and Plan of Merger, dated as of January 2, 2017 (the “Merger Agreement”), among the Company, Delek US Holdings, Inc., a Delaware corporation (“Delek”), Delek Holdco, Inc., a Delaware corporation and wholly owned subsidiary of Delek (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo, as amended by the First Amendment, dated as of February 27, 2017, and the Second Amendment, dated as of April 21, 2017; (ii) approve by a non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement; and (iii) approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate in the judgment of the Board, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the first proposal listed above. The proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission by the Company on May 30, 2017.
As of the close of business on May 26, 2017, the record date for the Special Meeting, there were 71,887,309 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, holders of 64,360,717 shares of the Company’s common stock were present or represented by proxy, constituting a quorum. A summary of the voting results for the proposals is set forth below:
1.    The proposal to adopt the Merger Agreement was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
63,888,080	177,199	295,438	0
2.    The proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
61,805,720	2,253,408	301,589	0
3.    The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate in the judgment of the Board, to solicit additional proxies in the event there were not sufficient votes at the time of the Special Meeting to approve the first proposal listed above, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
62,007,829	2,055,799	297,089	0
No other business properly came before the Special Meeting.
Item 8.01. Other Events.
On June 28, 2017, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	June 29, 2017	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated June 28, 2017.

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